Exhibit 32.2

Certification Required by 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Alicia Grande as Principal Financial Officer of Catalyst Pharmaceuticals, Inc. (the Company), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

1.

the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2023 (the Report), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2023	/s/ Alicia Grande
Alicia Grande
Chief Financial Officer
(Principal Financial Officer)